Exhibit 10.6
Bank of Montreal
Loan Authorization Agreement
Dated: January 21, 2011
The Company referred to below has applied for, and Bank of Montreal, Chicago, Illinois (“Lender”) has approved, the establishment of, a loan authorization account (“Loan Account”) from which the Company may from time to time request loans up to the maximum amount of credit shown below (the “Maximum Credit”). Interest on such loans is computed at a variable rate which may change daily based upon changes in the Lender’s Prime Rate or LIBOR Quoted Rate (each as hereinafter defined). The Company may make principal payments at any time and in any amount without premium or penalty. The request by the Company for, and the making by the Lender of, any loan against the Loan Account shall constitute an agreement between the Company and the Lender as follows:
Name of Company: Pegasus Partners IV, L.P., a Delaware limited partnership

Address:	Pegasus Partners IV, L.P.
99 River Road
Cos Cob, Connecticut 06807
Fax: (203) 869-6940
Attn.: Daniel Stencel

Type of Loan Account:	☑	Revolving, which means as principal is repaid, the Company may reborrow subject to this Agreement.

	☐	Multiple Advances, which means that the Company may not reborrow any amounts that have been repaid but may still borrow the difference between the Maximum Credit and the principal amounts of prior borrowings.
Amount of Maximum Credit: $10,000,000
Each Loan Requested Shall Be At Least: $100,000

Variable Interest Rate:
The interest rate applicable prior to the Maturity Date equals the greater of (i) the rate per annum announced by the Lender from time to time as its prime commercial rate or equivalent, for U.S. Dollar loans to borrowers located in the United States (the “Prime Rate”) plus 2.50% or (ii) the LIBOR Quoted Rate for such day plus 5.25%. As used herein, the term “LIBOR Quoted Rate” means, for any day, the rate per annum equal to the quotient of (i) the rate per annum (rounded upwards, if necessary, to the next higher one hundred-thousandth of a percentage point) for deposits in U.S. Dollars for a three-month interest period which appears on the LIBOR01 Page as of 11:00 a.m. (London, England time) on such day (or, if such day is not a Business Day, on the immediately preceding Business Day) divided by (ii) one (1) minus the Reserve Percentage; the term “LIBOR01 Page” means the display designated as “LIBOR01 Page” on the Reuters Service (or such other page as may replace the LIBOR Page on that service or such other service as may be nominated by the British Bankers’ Association as the information vendor for the purpose of displaying British Bankers’ Association Interest Settlement Rates for U.S. Dollar deposits); and “Reserve Percentage” means, for any day, the maximum reserve percentage, expressed as a decimal, at which reserves (including, without limitation, any emergency, marginal, special, and supplemental reserves) are imposed by the Board of Governors of the Federal Reserve System (or any successor) on “eurocurrency liabilities”, as defined in such Board’s Regulation D (or any successor thereto), subject to any amendments of such reserve requirement by such Board or its successor, taking into account any transitional adjustments thereto, without benefit or credit for any prorations, exemptions or offsets under Regulation D (and adjusted automatically on and as of the effective date of any change in any such reserve percentage).

Maturity Date:
The Loan Account terminates, and Loans are payable, On Written Demand, provided that the Company shall have fourteen (14) business days to honor any demand for payment hereunder if the General Partner has, within two days of such demand, made a capital call as permitted under the Company’s Second Amended and Restated Agreement of Limited Partnership dated as of September 28, 2007, as amended or modified from time to time, to satisfy payment of such demand (each such capital call, a “Demand Capital Call”).

Periodic Statement reflecting accrued interest will be sent and interest will be payable Monthly as provided below in this Agreement.

Payments shall be due at the Lender’s principal office in
Chicago, Illinois, paid to the order of the Lender, and made by:	☐	Debit to Harris N.A. Account # _____ ;
	☐	By Check
	☑	By Fed Wire:
Pay to the order of Harris N.A., Chicago, IL ABA 071000288
To the account of: Bank of Montreal, Chicago Branch
Account#: 183-320-1
Reference: Pegasus Partners IV, L.P.
If Letters of Credit may be requested, check here: ☐ and attach Letter of Credit Rider following signature page hereof.
1.
Using the Account. All loans and advances from the Loan Account are referred to in this Agreement as “Loans”. Loan requests must be by telephone and confirmed in writing (including by facsimile) and shall be sent to the Company’s Bank of Montreal Account Officer or Client Services Officer no later than 1:00 p.m. on the date of the proposed borrowing in order to be honored the same day. Loan proceeds shall be credited to the Company’s deposit account at the Lender unless the Lender is directed otherwise by special written directions from the Company. The amount of each Loan requested shall be at least the minimum amount shown above, and the Lender shall have the right to refuse to honor any Loan requested by the Company which is less than the minimum amount, even if the Lender has previously honored a Loan request for less than the minimum amount. The Company shall not request any Loan which, when taken together with the Loans then outstanding, would exceed the Maximum Credit. If Loans are secured directly or indirectly by securities traded on a national exchange or by other “margin stock” (as defined by the Federal Reserve Board in Regulation U), then the Company promises to furnish the Lender a duly executed and completed Form U-1 statement and agrees that the proceeds of Loans or other extensions of credit from the Loan Account will not be used to purchase or carry stock, convertible bonds or warrants unless the Company has obtained the prior written consent of the Lender; provided that, the Lender hereby consents to the Company’s use of Loan proceeds to acquire stock issued by Lighting Science Group Corporation. In no event shall the proceeds of any Loans be utilized to finance participation in a hostile tender offer or similar transaction or to finance an acquisition of securities in anticipation of such a hostile transaction.

Loans will be made available from the Loan Account subject to the Lender’s approval on a case-by-case basis as and when Loans and are requested by the Company.

All Loans shall be made against and evidenced by the Company’s promissory note payable to the order of the Lender in the principal amount of $10,000,000, such note to be in the form of Exhibit A attached hereto (the “Note”). The Lender agrees that notwithstanding the fact that the Note is in the principal amount of $10,000,000, it shall evidence only the actual unpaid principal balance of Loans made under the Loan Account. All Loans and other extensions of credit made against the Note and the status of all amounts evidenced by the Note shall be recorded by the Lender on its books and records or, at its option in any instance, endorsed on a schedule to the Note and the unpaid principal balance and status and rates so recorded or endorsed by the Lender shall be prima facie evidence in any court or other proceeding brought to enforce the Note of the principal amount remaining unpaid thereon, the status of the Loans and other extensions of credit evidenced thereby and the interest rates applicable thereto, absent manifest error; provided that the failure of the Lender to record any of the foregoing shall not limit or otherwise affect the obligation of the Company to repay the principal amount of the Note together with accrued interest thereon. The Lender agrees that if it transfers or assigns the Note, the Lender will stamp thereon a statement of the actual principal amount evidenced thereby at the time of transfer. The Company agrees that in any action or proceeding instituted to collect or enforce collection of the Note, the amount shown as owing the Lender on its records shall be prima facie evidence of the unpaid balance of principal and interest on the Note, absent manifest error.

2.
Interest. The Company shall pay the Lender interest on the unpaid principal balance of Loans in accordance with the terms of this Agreement. Except as set forth herein, accrued interest will be billed monthly, and is due by the later of the last day of each month and the 15th day after the Company’s receipt of such bill (each, an “Interest Payment Date”). Interest for each billing period is computed by applying a daily periodic rate based on the greater of (a) the Lender’s Prime Rate plus 2.50% or (b) LIBOR Quoted Rate plus 5.25%, as applicable, to each day’s ending Loan balance. Interest shall be computed on the basis of a year of 365 days for the actual number of days elapsed. The Lender’s Prime Rate reflects market rates of interest as well as other factors, and it is not necessarily the Lender’s best or lowest rate. The daily Loan balance shall be computed by taking the principal balance of Loans at the beginning of each day, adding any Loans posted to the Loan Account that day, and subtracting any principal payments posted to the Loan Account as of that day. Interest begins to accrue on the date a Loan is posted to the Loan Account. The principal balance of Loans which remains unpaid after fourteen (14) business days after written demand for repayment shall bear interest until paid in full at a post-maturity rate of 2% per annum above the interest rate otherwise applicable to the Loans (determined as aforesaid). The interest rate payable under this Agreement shall be subject, however, to the limitation that such interest rate shall never exceed the highest rate which the Company may contract to pay under applicable law. Interest on the Loans shall, at the option of the Company and subject to the following terms and conditions, be payable either (i) in immediately available funds on each Interest Payment Date in accordance with this paragraph 2, or (ii) by adding such interest to the unpaid principal balance of the Loans on each Interest Payment Date, in which event such interest shall become a like amount of the principal of the Note (a borrowing of a Loan of like amount) which the Company hereby promises to pay as hereinafter set forth, or (iii) by any combination of the methods described in the immediately preceding clauses (i) and (ii) selected by the Company which results in such methods being applied in the satisfaction in full of all interest due on the Loans on such Interest Payment Date:

(i) Unless the Company notifies the Lender that the Company intends to pay the interest due on the Loans on each Interest Payment Date with funds not borrowed under this Agreement, the Company shall be deemed to have irrevocably requested a Loan on each Interest Payment Date in the amount of the interest then due on the Loans, in each case subject to the provisions of this Agreement (other than the requirement that a Loan be in a certain minimum amount), which new Loan shall be applied to pay the interest then due on the Loans. In the event the Company has elected to pay the interest due on the Loans with funds not borrowed under this Agreement and the Company fails to make any such payment within twenty (20) days after the applicable Interest Payment Date the Lender may in its sole discretion deem the Company to have irrevocably requested a Loan in the amount of the interest then due on the Loans, in each case subject to the provisions of this Agreement (other than the requirement that a Loan be in a certain minimum amount) which new Loans shall be applied to pay the interest then due on the Loans.
(ii) Each payment of interest by a borrowing of a Loan shall be evidenced by the Note, shall bear interest from the date made at a rate per annum equal at all times to the rate then applicable to the Loans, payable on written demand, provided that, if the Company had made a Demand Capital Call, the Company shall have fourteen (14) business days to honor any such demand for payment, but if no demand is made then such interest shall be payable on the later of the last day of each calendar month and fifteen (15) days after the Company’s receipt of the monthly interest statement (commencing on the first of such dates following such issuance) and, subject to the provisions of paragraph 9 herein, on written demand.
(iii) In no event shall the unpaid principal balance of all Loans, including, without limitation, each borrowing of a Loan to pay interest then due on the Loans, exceed the Maximum Credit.
3.	Fees. The Company agrees to pay to the Lender a non-refundable Closing Fee in the amount of $20,000.
4.
Restrictions on Debt. So long as this Agreement is in effect, the Company shall not incur any additional debt or guarantees other than the loans and the guarantees in favor of the Lender, except guarantees or other credit support supporting the obligations of its Portfolio Companies so long as the aggregate amount of all outstanding indebtedness and all outstanding guarantees (or other credit support) of the Company does not exceed 80% of the Company’s uncalled Capital Commitments (as defined in the Company’s Second Amended and Restated Agreement of Limited Partnership, dated as of September 28, 2007, as amended, modified or restated from time to time).

5.
Maturity Date; Payments. The Company shall pay to the Lender the principal balance of outstanding Loans together with any accrued interest On Written Demand, provided that, if the Company had made a Demand Capital Call, the Company shall have fourteen (14) business days to honor any demand for payment hereunder. Payments received by the Lender on the Loans shall be applied first to accrued interest and then to the principal balance of outstanding Loans unless otherwise directed by the Company. If any payment from the Company under this Agreement becomes due on a Saturday, Sunday, or a day which is a legal holiday for banks or other financial institutions in the State of Illinois, such payment shall be made on the next bank business day and any such extension shall be included in computing interest under this Agreement.

6.	Periodic Statements. The Lender will furnish the Company with a monthly statement for each billing period which has any transaction or balance.
7.
Financial Statements. So long as this Agreement is in effect, the Company agrees to furnish financial information of the Company to the Lender upon reasonable request of the Lender from time to time. Such information shall be furnished as soon as reasonably possible, but in any event within 30 days after request by the Lender (to the extent that such financial information is readily available or can be prepared within such 30-day period, otherwise as soon as practicable thereafter). Without limiting the foregoing, the Company shall deliver:

(i) as soon as available, and in any event within 60 days after the close of each fiscal quarter of the Company (other than the last fiscal quarter of each fiscal year), a copy of the Company’s balance sheet as of the last day of such fiscal quarter and its statements of income and partners’ capital for the fiscal quarter and for the fiscal year-to-date period then ended, prepared by the of the Company in accordance with GAAP (subject to the absence of footnotes and normal year-end adjustments) and certified to by its chief financial officer or such other officer reasonably acceptable to the Lender; and
(ii) as soon as available, and in any event within 120 days after the close of each fiscal year of the Company (or, if later, such date by which such financial statements are reasonably expected to be available, as specified by the of the Company to the Lender prior to the 120th day after the close of the relevant fiscal year), a copy of the Company’s balance sheet as of the last day of the fiscal year then ended and its statements of income and partners’ capital and cash flows for the fiscal year then ended, and accompanying notes thereto, accompanied by an unqualified (as to going concern) opinion of Deloitte & Touche or another firm of independent public accountants of recognized standing, selected by the of the Company and reasonably satisfactory to the Lender to the effect that the financial statements have been prepared in accordance with GAAP and present fairly in all material respects in accordance with GAAP the consolidated financial condition of the of the Company as of the close of such fiscal year and the results of its operations and cash flows for the fiscal year then ended.
8.
Representations and Warranties. In consideration of establishing and maintaining the Loan Account, the Company hereby represents and warrants to the Lender that: (a) the Company is a limited partnership duly organized, validly existing, and in good standing under the laws of its state of organization; (b) the execution, delivery, and performance by the Company of this Agreement, the Note and all documents executed in connection therewith (collectively, the “Loan Documents”) are within its powers, have been duly authorized by all necessary action, and do not contravene the Company’s certificate of limited partnership or limited partnership agreement or any law or material contractual restriction binding on or affecting the Company; (c) no authorization or approval or other action by, and no notice to or filing with, any governmental authority or regulatory body is required for the Company’s due execution, delivery, and performance of this Agreement or the other Loan Documents; (d) this Agreement is and the other Loan Documents when executed and delivered by the Company will be, the Company’s legal, valid, and binding obligation enforceable against the Company in accordance with its terms except as such enforceability may be limited by bankruptcy, insolvency, reorganization, moratorium or similar state or federal debtor relief laws from time to time in effect which affect the enforcement of creditors’ rights in general and the availability of equitable remedies; (e) the Company is not engaged in the business of extending credit for the purpose of purchasing or carrying margin stock (within the meaning of Regulation U issued by the Board of Governors of the Federal Reserve System), and no proceeds of the Loans will be used to purchase or carry any margin stock or to extend credit to others for the purpose of purchasing or carrying any margin stock unless the Lender has provided its prior written consent, including the Lender’s consent expressed in Section 1 hereof; (f) there is no pending or threatened action or proceeding affecting the Company before any court, governmental agency or arbitrator, which could reasonably be expected to materially and adversely affect the Company’s financial condition or operations or which purports to affect the legality, validity, or enforceability of this Agreement or any other Loan Documents; and (g) no credit extended hereunder shall be utilized to finance participation in a hostile tender offer or similar transaction or to finance an acquisition of securities in anticipation of such a hostile transaction.

9.
Demand Obligation; Enforcement. The Loans are payable “On Written Demand”, provided that, if the Company had made a Demand Capital Call, the Company shall have fourteen (14) business days to honor any demand for payment hereunder. Accordingly, the Lender can demand payment in full of the Loans at any time in its sole discretion even if the Company has complied with all of the terms of this Agreement.

No delay by the Lender in the exercise of any right or remedy shall operate as a waiver thereof, and no single or partial exercise by the Lender of any right or remedy shall preclude any other or further exercise thereof or the exercise of any other right or remedy. The Company agrees to pay to the Lender all reasonable and documented expenses incurred or paid by the Lender in connection with the establishment and maintenance of the Loan Account and the collection of the Loans and any court costs and other reasonable amounts due under this Agreement, including, without limitation, reasonable attorneys’ fees. The Lender shall have the right at any time to set-off the balance of any deposit account that the Company may at any time maintain with the Lender against any amounts at any time due and owing under this Agreement.
10.
Termination; Renewal. The availability of additional Loans under this Agreement will automatically terminate On Written Demand. The Lender reserves the right at any time without notice to terminate the Loan Account, suspend the Company’s borrowing privileges or refuse any Loan request even though the Company has complied with all of the terms under this Agreement. The Company may terminate this Agreement at any time effective upon receipt by the Lender of at least 15 days prior written notice. No termination under this Section shall affect the Lender’s rights or the Company’s obligations regarding payment or default under this Agreement. Such termination shall not affect the Company’s obligation to pay all Loans and other obligations and the interest accrued through the date of final payment. The Lender may also elect to honor Loan after termination of this Agreement, and the Company agrees that any of such shall constitute a Loan to the Company under this Agreement.

11.
Notices. The Lender may rely on instructions from the Company with respect to any matters relating to this Agreement or the Loan Account, including telephone loan requests (including by facsimile) which are made by persons whom the Lender reasonably believes to be the persons authorized by the Company to make such loan requests. All notices and statements to be furnished by the Lender shall be sufficient if delivered to any such person at the billing address for the Loan Account shown on the records of the Lender. All notices from the Company shall be sent to the Lender at 115 South LaSalle Street, Chicago, Illinois 60603, Attention: Client Services, Department 17 West. The Company waives presentment and notice of dishonor. This Agreement constitutes the entire understanding of the parties with respect to the subject matter hereof and any prior agreements, whether written or oral, with respect thereto are superseded hereby. No amendment or waiver of any provision of this Agreement or the Note or any other Loan Document, nor consent to any departure by the Company therefrom, shall in any event be effective unless the same shall be in writing and signed by the Lender and, with respect to any such amendment, the Company. If any part of this Agreement is unenforceable, that will not make any other part unenforceable. This Agreement shall be governed by the laws of the State of New York.

12.
Consent to Jurisdiction. The Company submits to the non-exclusive jurisdiction of the United States District Court for the Southern District of New York and of any New York State Court sitting in New York County, New York, for purposes of all legal proceedings arising out of or relating to this Agreement or the transactions contemplated hereby.

13.	Jury Trial Waiver. The Company and the Lender waive any and all right to trial by jury in any legal proceeding arising out of or relating to this Agreement or the transactions contemplated hereby.
14.
Counterparts. This Agreement may be executed in any number of counterparts, and by the different parties on different counterpart signature pages, all of which taken together shall constitute one and the same agreement. Any of the parties hereto may execute this Agreement by signing any such counterpart and each of such counterparts shall for all purposes be deemed to be an original. Delivery of execution counterparts of this Agreement and the Loan Documents by telecopy or by e-mail transmission of an Adobe portable document format file (also known as “PDF” file) shall be effective as originals.

15.
Costs and Expenses. The Company agrees to pay all actual and documented expenses, legal and/or otherwise (including court costs and reasonable attorneys’ fees) paid or incurred by the Lender in endeavoring to collect obligations of the Company in connection with the transactions contemplated in this Agreement and the Loan Documents, or any part thereof, and in protecting, defending or enforcing this Agreement or any of the Loan Documents in any litigation, bankruptcy or insolvency proceedings or otherwise.

16.
Confidentiality. So long as this Agreement is in existence and for twelve (12) months thereafter, the Lender agrees to take reasonable precautions to maintain the confidentiality of any confidential, proprietary and/or non-public materials, documents and information that the Company delivers to the Lender (provided that any and all information relating to the Company’s capital commitments and any financial information delivered to the Lender pursuant to Section 7 herein will automatically be deemed to be confidential), except that the Lender may disclose such information (a) to its officers, directors, employees, affiliates and agents, including legal counsel, accountants, auditors and other professional advisors on a confidential basis and who have reason to have access to such information (it being understood that the Lender shall be responsible for any breach of this confidentiality undertaking by any such persons or entities); (b) to any party to the Loan Documents from time to time; (c) pursuant to the order of any court or administrative agency; (d) upon the request of any governmental authority exercising regulatory authority over the Lender; (e) which ceases to be confidential, other than by an act or omission of the Lender, or which becomes available to the Lender on a non-confidential basis; (f) to the extent reasonably required in connection with any litigation relating to any Loan Documents or transactions contemplated thereby, or otherwise as required by applicable law; (g) to the extent reasonably required for the exercise of any rights or remedies under the Loan Documents; or (h) with the consent of the Company.

17.
Assignments. The Lender shall have the right at any time to assign or grant or sell participations to one or more other commercial banks or other financial institutions any Loan and/or Loan Document, provided that the Lender shall not assign or grant or sell participations in any Loan and/or Loan Document (other than assignments to its affiliates) unless the Lender first gives the Company written notice of such assignment or participation at least fifteen (15) business days prior to such assignment or participation. The Company may not assign its rights under this Agreement or the other Loan Documents without the Lender’s prior written consent.

18.
Patriot Act. The Lender hereby notifies the Company that pursuant to the requirements of the USA Patriot Act (Title III of Pub. L. 107-56 (signed into law October 26, 2001)) (the “Act”), it is required to obtain, verify, and record information that identifies the Company, which information includes the name and address of the Company and other information that will allow the Lender to identify the Company in accordance with the Act.

* * * * *

The Company agrees to the terms set forth above.
This Agreement is dated as of the date first written above.

Pegasus Partners IV, L.P.
By:	Pegasus Investors IV, L.P., its general partner

By:	Pegasus Investors IV GP, L.L.C., its general partner

By:	/s/ Daniel Stencel
Printed Name:	Daniel Stencel
Its:	Chief Financial Officer

Accepted and agreed as of the date first written above.

Bank of Montreal

By:	/s/ Denise Sidlo
Printed Name:	Denise Sidlo
Its:	Director

Exhibit A
Demand Note

$10,000,000	January 21, 2011
On Written Demand, provided that, if the Company has made Demand Capital Call (as defined in the Loan Authorization Agreement referred to below) the undersigned shall have fourteen (14) business days to honor any written demand for payment hereunder, for value received, the undersigned, Pegasus Partners IV, L.P., a Delaware limited partnership, promises to pay to the order of Bank of Montreal (the “Lender”) at its offices at 115 South LaSalle Street, Chicago, Illinois, the principal sum of Ten Million and 00/100 Dollars ($10,000,000) or, if less, the principal amount of Loans outstanding under the Bank of Montreal Loan Authorization Agreement referred to below together with interest payable at the times and at the rates and in the manner set forth in the Bank of Montreal Loan Authorization Agreement referred to below.
This Note evidences borrowings by and other extensions of credit for the account of the undersigned under that certain Bank of Montreal Loan Authorization Agreement dated as of January 21, 2011, between the undersigned and the Lender, as may be amended from time to time; and this Note and the holder hereof are entitled to all the benefits provided for under the Bank of Montreal Loan Authorization Agreement, to which reference is hereby made for a statement thereof. The undersigned hereby waives presentment and notice of dishonor. The undersigned agrees to pay to the holder hereof all court costs and other reasonable expenses, legal or otherwise, incurred or paid by such holder in connection with the collection of this Note. It is agreed that this Note and the rights and remedies of the holder hereof shall be construed in accordance with and governed by the laws of the State of New York.
[Signature Page to Follow]

Pegasus Partners IV, L.P.
By: Pegasus Investors IV, L.P., its general partner
By: Pegasus Investors IV GP, L.L.C., its general partner

By:
Printed Name:
Its:

Exhibit B
Certificate of Status
of
Pegasus Partners IV, L.P.
Date: January 21, 2011
Pegasus Partners IV, L.P., a Delaware limited partnership (the “Fund”), does hereby certify that:
1. Daniel Stencel is the Chief Financial Officer (the “CFO”) of Pegasus Investors IV GP, L.L.C., a Delaware limited liability company (the “Ultimate GP”), which is the general partner of Pegasus Investors IV, L.P. (the “General Partner”), which is the general partner of the Fund.
2. This Certificate is being delivered to Bank of Montreal (the “Lender”) in connection with, and may be relied upon by the Lender in connection with, their extension of credit from time to time to the Fund, or any Portfolio Company of the Fund and the guaranty of that credit by the Fund to the Lender (the “Guaranty”). This Certificate of Status supersedes any Certificate of Status previously delivered by the Fund to the Lender or any of their affiliates in connection with any loans or other extensions of credit from time to time to the Fund or any Portfolio Company of the Fund by the Lender or any affiliate thereof or any guaranty of that credit by the Fund to the Lender (each, a “Guaranty”).
3. Daniel Stencel, as the CFO and authorized signatory of the Ultimate GP (the “Authorized Signatory”), only in his capacity as the CFO of the Ultimate GP and not in his individual capacity, and the Ultimate GP, in its capacity as general partner of the General Partner, and the General Partner, in its capacity as general partner of the Fund, have each secured proper authorization to enter into the Loan Authorization Agreement dated as of January 21, 2011 (as amended, the “Loan Authorization Agreement”), and that certain Demand Note dated as of January 21, 2011, on behalf of the Fund and to execute all instruments and documents in connection therewith, in compliance with the Fund’s Second Amended and Restated Agreement of Limited Partnership, dated as of September 28, 2007 (as amended, waived or otherwise modified from time to time, the “Fund’s Agreement of Limited Partnership”). The Fund has incurred indebtedness and become liable on guarantees, and will continue to incur indebtedness and become liable on guarantees, in each case only to the extent the same can be done in compliance with the Fund’s Agreement of Limited Partnership. The Authorized Signatory’s actions on behalf of the Ultimate GP (as the general partner of the general partner of the Fund) and the General Partner’s actions on behalf of the Fund, have been taken in compliance with the following agreements true and correct copies of which have been previously delivered to the Lender: (a) the Fund’s Agreement of Limited Partnership, (b) the General Partner’s Amended and Restated Limited Partnership Agreement, dated as of January 29, 2007 (as amended from time to time, the “General Partner’s Limited Partnership Agreement”) and (c) the Ultimate GP’s Amended and Restated Limited Liability Company Agreement dated as of January 29, 2007 (as amended from time to time, the “Ultimate GP’s Operating Agreement”).
4. The aggregate amount of outstanding indebtedness of the Fund as of the date hereof is $_________.
5. The aggregate amount of Capital Commitments to the Fund as of the date hereof is $_________.

6. The aggregate amount of outstanding guarantees (after giving effect to any extension of credit by the Lender) on which the Fund is liable as of the date hereof is $_________.
7. The aggregate amount of uncalled Capital Commitments to the Fund as of the date hereof is $_________ (including $_________ of distributions to the Fund’s Limited Partners subject to recall pursuant to the Fund’s Agreement of Limited Partnership).
8. The aggregate amount of Capital Contributions made to the Fund as of the date hereof is $_________.
9. (a) The aggregate amount of outstanding investments that the Fund has in any one Portfolio Company does not as of the date hereof and will not at any time hereafter exceed the investment limitation on the Fund’s aggregate Capital Commitments as set forth in Section 2.1(c) of the Fund’s Agreement of Limited Partnership (as in effect from time to time).
(b) The aggregate amount (without duplication) of outstanding indebtedness of the Fund (and together with the aggregate amount of outstanding guarantees of Fund) does not as of the date hereof and will not at any time hereafter exceed 80% of the Fund’s available uncalled Capital Commitments.
10. The aggregate amount of Call Notices made on the Fund’s Limited Partners since the most recently completed fiscal quarter of the Fund is $_________.
11. Intentionally deleted.
12. We will promptly notify you upon our becoming aware (i) of the occurrence of any event which would give any one or more of our Limited Partners the right to terminate or suspend its Capital Commitment, whether in whole or in part and whether or not contingent upon the passage of time or the giving of notice or both, (ii) of any event which would permit a Limited Partner to withdraw from the Fund, (iii) of the occurrence of a Defaulting Partner as defined in Section 3.1(e) of the Fund’s Agreement of Limited Partnership, (iv) of any event or agreement which would excuse or exclude a Limited Partner from participating in any capital call relating to the Fund, (v) of the formation of any Parallel Vehicle or Alternative Investment Vehicle or Co-Investment Vehicle or Special Purpose Investment Vehicle or Feeder Fund, (vi) of the occurrence of any event of dissolution as described in Section 9.1 of the Fund’s Agreement of Limited Partnership and (vii) of the termination or suspension of the Commitment Period whether in accordance with Fund’s Agreement of Limited Partnership or otherwise.
13. The Lender may rely conclusively upon the General Partner’s certification that it is acting on behalf of the Fund and that its acts are authorized. The Ultimate GP’s signature on behalf of the General Partner’s signature is sufficient to bind the Fund for all purposes.
14. The undersigned is an officer of the Ultimate GP.
15. We will promptly notify you upon the death, incapacitation or cessation of involvement in the management of Fund of Craig M. Cogut, Eric Gribetz, Richard Weinberg or David Cunningham.
16. The Commitment Period shall end on October 24, 2012, unless earlier terminated or extended in accordance with the terms of the Fund’s Agreement of Limited Partnership. We will promptly notify you upon such early termination or extension of the Commitment Period.

17. The Fund’s Agreement of Limited Partnership, the General Partner’s Limited Partnership Agreement and the Ultimate GP’s Operating Agreement have not been amended or otherwise modified since _________, except by instruments, true and correct copies of which have been previously delivered to the Lender. There are no side letters or other agreements (as referred to in Section 11.6 of the Fund’s Agreement of Limited Partnership) which would prohibit the Fund from entering into or performing its obligations under any Guaranty in favor of the Lender or borrowing under the Loan Authorization Agreement or affect the applicable Limited Partners’ obligations to honor capital calls as set forth in such Agreement of Limited Partnership or create obligations on the Fund to repurchase partnership interests or redeem the interest of a Limited Partner in the Fund, in each case except as provided in such Agreement of Limited Partnership.
18. So long as the Loan Authorization Agreement or any Guaranty is in effect, the Fund shall not incur any additional debt or guarantees other than loans from and guarantees in favor of the Lender, except for guarantees or other credit support supporting the obligations of its Portfolio Companies so long as the aggregate amount of all outstanding indebtedness and outstanding guarantees (or other credit support) of the Fund does not exceed 80% of the Fund’s aggregate uncalled Capital Commitments. So long as the Loan Authorization Agreement or any Guaranty is in effect, neither the Fund nor the General Partner shall grant or permit to exist any lien, security interest, encumbrance on, or an assignment of, the Capital Commitments, the Fund’s or the General Partner’s right to call capital or to issue Call Notices, or proceeds of any Capital Contributions to secure any loans or for any other purpose without the prior written approval of the Lender, such approval to be granted at the sole discretion of the Lender; provided, however, that the Fund or the General Partner may grant such a security interest so long as the Fund’s obligations to the Lender are equally and ratably secured with such security interest and an intercreditor agreement is in place with the other lender that is reasonably satisfactory to the Lender. The requirements set forth in this paragraph #18 are subject to amendment upon the written consent of both the Lender and the Fund.
19. The General Partner represents and warrants that it will not consent to or act in its discretion to effect an early dissolution of the Fund at any time that the Fund has any outstanding indebtedness or guarantees to the Lender. If the Fund does not have any outstanding indebtedness or guarantees to the Lender, the General Partner will not consent to or act in its discretion to effect an early dissolution or termination of the Fund without first providing the Lender written notice of its intention to do so.
20. The General Partner represents and warrants that it will not act in its discretion to reduce the aggregate Capital Commitments if after giving effect thereto the aggregate uncalled Capital Commitments of the Fund would not be in compliance with the provisions of this Certificate. If the Fund does not have any outstanding indebtedness or guarantees to the Lender, the General Partner will not act in its discretion to reduce the Capital Commitments without first providing the Lender written notice of its intention to do so.
21. The General Partner shall promptly notify the Lender of any assignments of limited partnership interests in the Fund.
22. No Investment or action has been made by the Fund in contravention of the Fund’s Agreement of Limited Partnership.
23. Promptly after receipt, we will provide you with copies of all agreements for capital subscriptions, and upon the Lender’ reasonable request any other documentation, received in connection with the admission of an additional Limited Partner to the Fund (to the extent that such information can be shared without violations of confidentiality provisions binding on us).

24. The General Partner has not excused or excluded any Limited Partner from participating in an Investment whether pursuant to Article 4 of the Fund’s Agreement of Limited Partnership or otherwise other than those disclosed to the Lender prior to the date hereof.
25. No Limited Partner has been required or permitted to withdraw from the Fund whether pursuant to Section 3.1(c)(vi) of the Fund’s Agreement of Limited Partnership or otherwise other than those disclosed to the Lender prior to the date hereof.
26. Within two (2) business days after written demand for payment by the Lender in connection with the obligations of the Fund or the General Partner under the Loan Documents, to the extent that funds are not otherwise available to the Fund to satisfy such obligations, the General Partner shall immediately make a capital call on the Limited Partners of the Fund in order to satisfy payment of such demand, provided that the Fund shall have fourteen (14) business days to honor any such demand.
27. The Fund hereby agrees to notify the Lender in the event of any change of which it becomes aware which would reasonably be expected to cause any of the above representations and warranties to cease to be true and correct in any material respect.
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All capitalized terms used above without definition shall have the same meanings herein as such terms have in the Fund’s Agreement of Limited Partnership. This agreement is dated as of the date first written above.
Pegasus Partners IV, L.P.
By: Pegasus Investors IV, L.P., its general partner
By: Pegasus Investors IV GP, L.L.C., its general partner

By:
Printed Name: Daniel Stencel
Its: Chief Financial Officer

Solely as to Sections 18, 19, 20, 21, 24 and 26:
Pegasus Investors IV, L.P.
By: Pegasus Investors IV GP, L.L.C., its general partner

By:
Printed Name: Daniel Stencel
Its: Chief Financial Officer